UNITED STATES
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RACKSPACE HOSTING, INC.
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Rackspace — Apollo Transaction: Q&A

General Q&As

1.              What was announced today?

•                  Today we announced exciting news. Rackspace entered into a $4.3 billion transaction to be acquired by a group of investors led by Apollo Global Management, one of the world’s leading private equity investors. Upon closing of the transaction, Rackspace will become a private company owned by Apollo and its partners.

•                  Apollo and its partners will acquire all of the outstanding shares of Rackspace common stock for $32.00 per share in cash.

•                  This purchase price of $4.3 billion represents a premium of 38% when compared to Rackspace’s closing stock price of $23.16 as of August 3, 2016, the last trading day prior to news reports speculating about a potential transaction.

•                  The transaction was unanimously approved by the Rackspace board and is fully supported by our management team.

•                  It is subject to customary closing conditions, including approval by regulators and Rackspace shareholders, and is expected to close in the fourth quarter of 2016.

•                  Ultimately, Apollo’s premium offer for our company is a testament to the hard work of Rackers and the progress we have made creating the #1 managed cloud company.

2.              Why this transaction? Why now?

•                  Our decision maximizes value for our shareholders and also gives Rackspace more flexibility to invest more of its resources in the expertise, technologies, and Fanatical Support that will help us better support the evolving IT needs of our customers.

•                  The Rackspace board and its independent advisors considered a wide range of potential partners and strategic options, including the option of continuing as a public company.

•                  In weighing these options, the Rackspace board was mindful that, as the early leader in the fast-growing managed cloud services industry, Rackspace is presented with a significant opportunity. To seize it, we want more flexibility to manage ourselves for long-term growth and invest more of our resources in additional capabilities, which we expect to pay off over the long term. This transformation is likely to impact our revenue and margins for multiple quarters.

•                  This is an exciting new chapter for all Rackers, our customers and our partners. As a private company, we expect to rekindle the entrepreneurial spirit of our early years as a startup, and manage Rackspace for long-term success.

•                  We intend to focus our resources more aggressively on acquisitions, fast-growing areas of our business, and sales and marketing programs.

•                  This transaction will, upon closing, provide our shareholders with an immediate, significant and certain all-cash premium for their investment.

3.              Who is Apollo?

•                  Apollo is one of the world’s leading alternative investment managers, with many major private equity investments. It has extensive experience investing in, and helping grow companies, including McGraw Hill Education, which it helped transform from a printed textbook publisher to a leading online education company, and Sirius Satellite Radio, which it merged with a rival to form industry leader Sirius XM Satellite Radio. Just this year, Apollo completed transactions with ADT Security Services, the Fresh Market Grocery chain, and is in the process of acquiring Outerwall, which operates Red Box video rentals and Coinstar cash exchange kiosks.

•                  Apollo takes a patient, value-oriented approach to its investments. It gives its portfolio companies the flexibility to invest today in strategies that are expected to pay off over time.

•                  Apollo will allow us additional flexibility to continue the transformation that we’ve already begun at Rackspace.

•                  Apollo understands that Rackspace is presented with a historic opportunity today as mainstream companies move their computing out of corporate data centers and into multi-cloud models.

•                  It enthusiastically supports our plan to better serve these companies by investing our resources more aggressively in our fastest-growing lines of businesses, including our services for customers who use Amazon Web Services, the Microsoft Cloud, and the OpenStack private cloud.

4.              Why did Rackspace choose Apollo?

•                  Apollo’s proposal offers the best value for Rackspace shareholders.

•                  Apollo is a leading global alternative investment manager and has extensive experience investing in, and helping to grow companies.

•                  Apollo takes a patient, value-oriented approach to its investments. It gives its portfolio companies the flexibility to invest today in strategies that are expected to pay off over the long term, and are better managed in the private market.

5.              How was a decision on the $32.00 price reached? What was the selection process?

•                  This decision was not made lightly. This transaction with Apollo is the culmination of a thoughtful, diligent and extensive strategic review process conducted by the Rackspace board of directors, with help from its independent advisors, to maximize value for all Rackspace shareholders.

•                  The board and advisors considered a wide range of potential partners and strategic options, including the option of continuing as a public company.

•                  The board concluded that it can best maximize shareholder value by entering into this transaction, which will pay shareholders a cash premium that, upon closing of the transaction, is significant, immediate and certain. This means Rackspace will be a private company upon closing.

•                  This transaction was unanimously approved by the Rackspace board and is fully supported by our management team.

•                  The $32.00 per share cash consideration represents a premium of 38% when compared to Rackspace’s closing stock price of $23.16 as of August 3, 2016, the last trading day prior to news reports speculating about a potential transaction.

6.              What does it mean to be a private company?

•                  Becoming a private company means that our stock will no longer be trading on a public stock exchange. In this transaction, Apollo will be acquiring all of the outstanding shares of Rackspace, and upon completion of the transaction, our stock will cease to be traded on the New York Stock Exchange.

•                  As a private company, we expect to rekindle the entrepreneurial spirit of our early years as a startup, and manage Rackspace for long-term success.

7.              Who will own Rackspace once the transaction closes?

•                  Until the transaction closes, which we expect to occur in the fourth quarter of 2016, Rackspace will remain a public company.

•                  After the transaction closes, we will be a portfolio company of Apollo.

•                  Additional details regarding Rackspace’s governing structure, including our board of directors, will be determined as we move through this process.

8.              Upon closing of the transaction, who will lead Rackspace? Will the management team change?

•                  Apollo has asked the current management of Rackspace, under CEO Taylor Rhodes, to continue to lead the company.

9.              What are some of the differences in operating as a public company versus a privately held company?

•                  From a day-to-day perspective, there will not be many changes to how we do business. It remains business as usual.

•                  Regardless of our corporate structure, our unique culture and Fanatical Support have always been the keys to our success — and always will be.

10.       What are some examples of companies I might know that have gone private? What companies has Apollo taken private?

•                  Examples of companies that Apollo has taken private:

•                  ADT Security Services

•                  Fresh Market, the healthy grocery chain

•                  McGraw Hill Education, a leading online learning company

•                  Sirius Satellite Radio (now Sirius XM Satellite Radio)

•                  Examples of companies that other investors have taken private:

•                  Compuware, mainframe software

•                  Dell

•                  Digital River, ecommerce services

•                  Informatica, data integration software

•                  Lifetime Fitness

•                  Polycom, which makes videoconferencing and collaboration technology

•                  Petsmart

•                  Safeway, the supermarket chain

•                  TIBCO Software, data integration and analytics

11.       What happens next? How will Apollo work with Rackspace moving forward?

•                  The transaction is currently expected to close in the fourth quarter of 2016.

•                  In terms of next steps, we will be seeking the approval of Rackspace shareholders, and customary regulatory and antitrust approvals, including those in the United States, the European Union and Israel.

•                  In the meantime, we remain a public company conducting business as usual.

•                  It’s important that we all stay focused on our individual and team goals, and on delivering expertise and Fanatical Support to our customers and our fellow Rackers.

•                  We appreciate that you will have many questions between now and the time the transaction closes, and will make every effort to ensure that you are informed about developments as they occur.

12.       Will there be any changes to the Rackspace name and brand or the product strategy and roadmap?

•                  We will keep the Rackspace name and brand.

•                  As a private company, we expect to rekindle the entrepreneurial spirit of our early years as a startup and manage Rackspace for long-term success. This transaction will give us more flexibility to manage our company for long-term growth and invest more of our resources in the expertise, technologies and Fanatical Support that add value for our customers.

Rackers

13.       What does this mean for Rackers? Will this announcement have an immediate impact on day-to-day operations at Rackspace?

•                  From a day-to-day perspective, it will be business as usual.

•                  Until this transaction closes, which we expect to occur in the fourth quarter of 2016, Rackspace will remain a public company. During that time and beyond, let’s all stay focused on our individual and team goals, and on delivering expertise and Fanatical Support to our customers and our fellow Rackers.

•                  Regardless of our corporate structure, our unique culture and Fanatical Support have always been the keys to our success — and always will be.

14.       What does this mean for Rackspace’s culture?

•                  Rackspace will continue to offer one of the world’s most engaging workplace cultures.

•                  Apollo values our unique workplace culture and our commitment to Fanatical Support.

•                  As a private company, we intend to rekindle the entrepreneurial spirit of our early years as a startup, and manage our company for long-term growth.

15.       Will Rackers become employees of Apollo?

•                  No; Rackers will continue to be employees of Rackspace.

16.       Will there be any layoffs or redundancies as a result of this transaction?

•                  The candid answer is that we do not know just yet. What we do know is that Apollo believes in our opportunity and our strategy. We believe we will create more opportunities for Rackers over time.

•                  As a private company, we are going to continue making the transformation that we’ve already started, as part of our managed cloud strategy. We have already found good new homes for lines of business like Jungle Disk, Exceptional and Cloud Sites that are successful but no longer core to our strategy. We have used the resources from those sales to invest in fast-growing new lines of business like FAWS and the Microsoft Cloud and managed security. We are already pivoting OpenStack toward a direction where it can win, as the new leader in the enterprise and midmarket private cloud space.

•                  The key point is that Apollo is totally aligned with us in wanting to make this a great growth story, and the best possible outcome for Rackers and our customers.

•                  Also remember that we have shifted our resources in the past to better align to our business strategy, as all companies do. When this happens, Rackers have been offered other potential opportunities in the business, and we have supported Rackers with a soft landing if a position is eliminated through a fair separation package and outplacement support. We will continue to treat Rackers with respect as we have done in the past.

17.       Can we still hire for open reqs and open new reqs?

•                  Yes, open reqs will continue to be filled as usual.

•                  Please continue to align with your finance partners and your BU/department leaders on hiring priorities.

18.       Should Rackers expect any change to compensation or benefits?

•                  We intend to continue to offer competitive compensation and benefits, and one of the world’s most engaging workplace cultures.

•                  Benefits will remain substantially similar for the first 12 months following the close of the transaction.

19.       What’s going to happen to our upcoming bonuses?

•                  We have agreed with Apollo that Q3 and Q4 bonuses will be paid out at 100% and both will be paid in March of 2017. Our usual practices apply, including:

•                  In the U.S., Rackers must be employed on the day of payout to receive bonus payments.

•                  Outside of the U.S., Rackers must be employed during the month of payout to receive bonus payments.

20.       I own shares in Rackspace. What do I need to do? Can I trade Rackspace shares?

•                  If you own shares, you will be given the opportunity to vote your shares for or against the transaction with Apollo.

•                  There is no action required at this time.

•                  Details regarding the shareholder vote will be communicated to you in advance.

•                  Upon closing of the transaction, each vested share you own will be exchanged for $32.00 per share in cash.

•                  HR will schedule educational sessions in the coming weeks to help you understand equity treatments and to answer your questions.

•                  Unless you have been instructed otherwise, the trading window is currently open.

21.       How does the transaction effect the ESPP / Share for Success Program?

•                  As a reminder, both program purchase periods started on July 1, 2016 and will end on the earlier of one day prior to Close or December 31, 2016.  Purchasing opportunities under these programs are not available if you have not already elected to participate.

•                  Employees currently enrolled in the ESPP/Share for Success Program will not be permitted to increase payroll contribution rates.

•                  As part of our agreement with Apollo, the ESPP/Share for Success Program purchases will take place on the earlier of one day prior to Close or December 31, 2016.

•                  Any shares purchased under the ESPP or Share for Success Program and owned by the Racker until immediately following the closing of the transaction will automatically convert into cash at a share price of $32.00.

22.       Will I be required to pay taxes on any equity grants or other payments?

•                  Generally, yes, there will be tax implications. Because everyone’s tax situation is unique, please consult your tax advisor.

23.       What happens to Graham and Lew and other members of our Board of Directors?

•                  We are still in the early days of this transaction and details regarding management will be communicated as they are decided.

•                  Apollo has asked the current management of Rackspace, under CEO Taylor Rhodes, to continue to lead the company.

•                  We anticipate that we will have a new board in the future and the membership will be determined between now and closing.

•                  Additional details regarding Rackspace’s governing structure, including our new board of directors, will be determined as we move through this process.

24.       What do I do if I’m contacted by a member of the news media about the transaction?

•                  Please remember that no one is authorized to speak to any member of the news media or external third parties (other than customers) except for a small number of pre-authorized Rackers.

•                  If you receive any news media inquiries, please do not respond and please forward to Brandon Brunson at 210-312-1357 or brandon.brunson@rackspace.com.

25.       Who do I contact with questions? Where can I go for more information?

•                  If you have any questions or concerns, please do not hesitate to ask your supervisor or HR manager. As you can imagine, it’s still early in the process. If you have a question that your supervisor or HR manager can’t yet answer, please be patient. We will get you all the answers that we can, as they become available. Please continue to check InsideRack for updates to this FAQ.

Customers / Partners

26.       What does this transaction mean for customers?  What about industry partners?

•                  Being a private company is the right move for this moment in our history.

•                  We believe this is a great outcome for our customers and partners, and will make Rackspace an even better partner.

•                  As a private company, we will have more flexibility to make long-term investments of our resources in our multi-cloud capabilities and strengthen the value we can deliver to customers, building on the pride that we’ve always taken when we help them succeed.

•                  We expect that our partnership with Apollo will enable us to step up our work with partners to create valuable joint offers and go-to-market strategies.

•                  We will not make changes to our customers’ and partners’ contract or services agreements as a result of this transaction and day-to-day contacts at Rackspace will stay the same. In short, it is business as usual.

27.       Will this announcement impact Rackspace’s pricing and / or product offering?

•                  We do not expect any changes to our customers’ and partners’ contract or services agreements as a result of this announcement and your day-to-day contacts at Rackspace will stay the same. In short, it is business as usual.

28.       Can we enter into new agreements with partners between now and the closing of the transaction?

•                  We expect to enter into new agreements in the ordinary course of business.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) and Rackspace Hosting, Inc. (the “Company”), including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the merger agreement or the transaction, (viii) the possibility that competing offers or acquisition proposals for the Company will be made; (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; (x) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transaction; and (xi) the ability of Apollo to implement its plans, forecasts, and other expectations with respect to the Company’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Rackspace Hosting, Inc. (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of the Company (the “Transaction”). The Company plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Kevin Costello, Ossa Fisher, John Harper, Lewis J. Moorman, Fred Reichheld, William Taylor Rhodes, Lila Tretikov and Graham Weston, all of whom are members of Company’s Board of Directors, and Karl Pichler, Senior Vice President, Chief Financial Officer, are participants in the Company’s solicitation. Other than Mr. Weston, none of such participants owns in excess of 1% of Company’s common stock. Mr. Weston may be deemed to own approximately 15% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Company’s securities have changed since the amounts printed in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing its definitive Transaction Proxy Statement with the SEC, the Company will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RACKSPACE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction will also be available, free of charge, at the Company’s website (http://www.rackspace.com) or by writing to Investor Relations, Rackspace Hosting, Inc., 1 Fanatical Place, San Antonio, Texas 78218.